UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 1, 2017

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2017, CVR Energy, Inc. (“CVR Energy”) announced that John J. Lipinski, a director and the Chief Executive Officer and President of CVR Energy is retiring effective December 31, 2017. Mr. Lipinski also serves as Chief Executive Officer and President of the general partner of CVR Refining, LP (“CVR Refining”) and Executive Chairman of the general partner of CVR Partners, LP (“CVR Partners”), and is a member of the board of directors of CVR Energy and each of the general partners of CVR Refining and CVR Partners.

Appointment of David L. Lamp

CVR Energy also announced on November 1, 2017 that David L. Lamp will succeed Mr. Lipinski. At first to facilitate a transition, Mr. Lamp will assume the role of co-Chief Executive Officer and President of CVR Energy and CVR Refining, and as co-Executive Chairman of CVR Partners effective December 1, 2017. Effective January 1, 2018, Mr. Lamp will assume these roles outright following Mr. Lipinski’s retirement. In addition, effective January 1, 2018, Mr. Lamp will join the board of directors of CVR Energy, the general partner of CVR Refining and become the chairman of the board of directors of the general partner of CVR Partners.

CVR Energy indirectly owns 100% of the the general partners of CVR Refining and CVR Partners. In addition, CVR Energy indirectly owns approximately 66% and 34%, respectively, of the common units representing limited partner interests of CVR Refining and CVR Partners. CVR Refining and CVR Partners obtain certain management and other services from CVR Energy pursuant to separate services agreements among CVR Refining, CVR Partners, their respective general partners and CVR Energy, each dated January 1, 2017 (together, the “Services Agreements”). In accordance with the Services Agreements, CVR Energy provides CVR Refining and CVR Partners with, among other things, services from CVR Energy employees in capacities equivalent to the capacities of executive officers. Mr. Lamp will serve as an executive officer for each of the general partners of CVR Refining and CVR Partners under these arrangements.

Mr. Lamp most recently served as President and Chief Operating Officer for Western Refining Inc. from July 2016 to June 2017. He previously served as Chief Executive Officer and President and a director of Northern Tier Energy Corporation from March 2014 until July 2016. Prior to Northern Tier, Mr. Lamp was with HollyFrontier Corporation and served as Chief Operating Officer and Executive Vice President. In 2011 Holly and Frontier completed a merger of equals and changed their name to HollyFrontier Corporation. Mr. Lamp joined Holly in January 2004 as Vice President, Refinery Operations and was responsible for all aspects of its refining operations. In November 2005, he was named Executive Vice President, Refining and Marketing, adding the additional responsibilities of its crude, light products marketing and asphalt businesses. Mr. Lamp was named President of Holly in November 2007. Mr. Lamp has more than 37 years of technical, commercial and operational experience in the refining and chemical industry. Prior to joining Holly, Mr. Lamp was the Vice President and General Manager of El Paso Energy’s Aruba refining complex. Earlier in his career he served as Director of Operations for KOSA, a polyester production joint venture between Koch Industries and Saba, where he oversaw KOSA’s 15 chemical and fiber plants in the U.S., Canada, Mexico and Europe. Prior to joining KOSA, Mr. Lamp had a long and distinguished career with Koch Industries, spanning more than 20 years. Mr. Lamp rose through various positions of increasing authority, ultimately becoming Executive Vice President-Refining and Chemical Operations where he had responsibility for all operating aspects of Koch’s 500,000 barrels-per-day of crude refining capacity and all of Koch’s chemical plants. Mr. Lamp obtained a Bachelor of Science in Chemical Engineering from Michigan State University.

Employment Agreement

On November 1, 2017, CVR Energy entered into an Employment Agreement with Mr. Lamp, age 60 (the “Employment Agreement”), pursuant to which Mr. Lamp will serve as Chief Executive Officer and President of CVR Energy effective January 1, 2018; provided CVR Energy has requested and Mr. Lamp has agreed to commence his employment effective December 1, 2017. The Employment Agreement has a four-year term continuing through December 31, 2021, unless otherwise terminated by CVR Energy or Mr. Lamp. Mr. Lamp receives an annual base salary of $1,000,000 and is eligible to receive a performance-based annual cash bonus with a target payment equal to 150% of his annual base salary, to be based upon individual and/or company performance criteria as established by the compensation committee of the board of directors of CVR Energy (the “Board”) for each fiscal year. In addition, Mr. Lamp is entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. During the term of the agreement, Mr. Lamp is eligible to receive annually (commencing November 1, 2017) on the anniversary of the agreement date a grant of performance units pursuant to the Second

Amended and Restated CVR Energy, Inc. 2007 Long Term Incentive Plan (the “LTIP”) having an aggregate value of $1.5 million. The material terms of this award are described below.

Mr. Lamp is also eligible to receive an incentive payment of $10 million (the “Incentive Payment”) pursuant to an additional performance unit award under the LTIP. The Incentive Payment becomes payable if either the conditions set forth in the Employment Agreement or the conditions set forth in a separate Performance Unit Award Agreement (“PU Award Agreement”) (described below) are fulfilled. Pursuant to the Employment Agreement, the Incentive Payment becomes payable if on or prior to December 31, 2021, either (a) a transaction is consummated which constitutes a change in control (as defined in the Employment Agreement), or (b) the Board approves a transaction which, if consummated, would constitute a change in control and such transaction is consummated on or prior to December 31, 2022. Payment of the Incentive Payment is conditioned upon Mr. Lamp remaining employed with CVR Energy through December 30, 2021 (unless terminated by CVR Energy without cause or by Mr. Lamp for good reason on or after the satisfaction of the foregoing conditions and prior to December 30, 2021). Subject to the foregoing conditions, the Incentive Payment will, if it becomes payable, be paid within 30 days following the consummation of the transaction constituting a change in control. For the avoidance of doubt, Mr. Lamp will not under any circumstance be entitled to receive more than one Incentive Payment and if he becomes entitled to the Incentive Payment under the terms of the Employment Agreement, Mr. Lamp will immediately forfeit any right to payments under the PU Award Agreement.

If Mr. Lamp’s employment is terminated either by CVR Energy without cause and other than for disability or by Mr. Lamp for good reason (as these terms are defined in the Employment Agreement), then in addition to any accrued amounts, including any base salary earned but unpaid through the date of termination, any earned but unpaid annual bonus for completed fiscal years, any unused accrued paid time off and any unreimbursed expenses (“Accrued Amounts”), Mr. Lamp is entitled to receive as severance: (i) salary continuation for the lesser of six months and the remainder of the term of the Employment Agreement (such period, the “Post-Employment Period”); and (ii) a pro-rata bonus for the year in which termination occurs based on actual results. In addition, if Mr. Lamp’s employment is terminated either by CVR Energy without cause or by Mr. Lamp for good reason in specified circumstances prior to and in connection with a change in control, Mr. Lamp will receive the Incentive Payment within 30 days following the consummation of the change in control.

If Mr. Lamp’s employment is terminated as a result of his disability, then in addition to any Accrued Amounts and any payments to be made to Mr. Lamp under disability plan(s), Mr. Lamp is entitled to disability payments during the Post-Employment Period equal to the base rate of Mr. Lamp’s base salary as in effect immediately before his disability and a pro-rata bonus for the year in which termination occurs based on actual results. As a condition to receiving these severance payments and benefits, Mr. Lamp must execute, deliver and not revoke a general release of claims and abide by restrictive covenants as detailed below. If Mr. Lamp’s employment is terminated at any time by reason of his death, then in addition to any Accrued Amounts, Mr. Lamp’s beneficiary (or his estate) will be paid the base salary Mr. Lamp would have received had he remained employed through the Post-Employment Period, and a pro-rata bonus for the year in which termination occurs based on actual results. Notwithstanding the foregoing, CVR Energy may, at its option, purchase insurance to cover the obligations with respect to either Mr. Lamp’s supplemental disability payments or the payments due to Mr. Lamp’s beneficiary or estate by reason of his death. Mr. Lamp will be required to cooperate in obtaining such insurance.

Mr. Lamp does not receive any payments or benefits in the event of retirement. Mr. Lamp would solely be entitled to Accrued Amounts, if any, upon the termination of employment by CVR Energy for cause, or by him voluntarily without good reason. The agreement requires Mr. Lamp to abide by a perpetual restrictive covenant relating to non-disclosure and non-disparagement. The agreement also includes covenants relating to non-solicitation and non-competition during Mr. Lamp’s employment term, and thereafter during the period he receives severance payments or supplemental disability payments, as applicable, or for six months following the end of the term (if no severance or disability payments are payable).

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2017, and is incorporated by reference herein.

Performance Unit Agreement

In connection with the Employment Agreement, CVR Energy and Mr. Lamp entered into a Performance Unit Agreement dated November 1, 2017 granting to Mr. Lamp 1,500 Performance Units under the LTIP (the “Award”).

Each Performance Unit subject to the Award that is not forfeited prior to the applicable payment date by reason of certain terminations of employment (as more fully described below) represents the right of Mr. Lamp to receive a cash payment equal to $1,000 multiplied by a performance factor, which will be determined based on the level of attainment of the applicable performance objective, set forth as a percentage. The Award has a performance cycle beginning on January 1, 2018 and ending on December 31, 2018. The performance objectives and the performance factor will be established by the compensation committee of the Board in accordance with the LTIP on or before December 29, 2017. The amount paid pursuant to the Award (if any) will be paid following the end of the performance cycle for the Award, and certification of the extent to which the performance objectives were achieved and the application of the performance factor, but no later than March 6, 2019.

In the event of Mr. Lamp’s termination of employment prior to the applicable payment date by reason of Mr. Lamp’s death or disability, all Performance Units with respect to which a payment date has not yet occurred will remain outstanding, and amounts due to Mr. Lamp, if any, with respect to such Performance Units will be paid in the ordinary course as if his employment had not terminated based on actual results. In the event prior to the applicable payment date Mr. Lamp's employment is terminated by CVR Energy other than for cause or by reason of Mr. Lamp’s resignation for good reason, a pro rata portion of the Performance Units with respect to which a payment date has not yet occurred will remain outstanding, and amounts due to Mr. Lamp, if any, with respect to such Performance Units will be paid in the ordinary course as if his employment had not terminated based on actual results. In the event that Mr. Lamp’s employment terminates for any other reason prior to the dates set forth above, all Performance Units with respect to which a payment date has not yet occurred will be forfeited immediately.

The foregoing description of the Performance Unit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Performance Unit Agreement, a copy of which will be filed with CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2017, and is incorporated by reference herein.

Performance Unit Award Agreement - Incentive Payment

In connection with the Employment Agreement, CVR Energy and Mr. Lamp entered into the PU Award Agreement dated November 1, 2017 granting to Mr. Lamp a Performance Unit award under the LTIP with a cash value equal to the Incentive Payment (the “Incentive Award”).

The Incentive Award has a performance cycle beginning on January 1, 2018 and ending on December 31, 2021. Following the end of the performance cycle, the Incentive Award will vest if the average closing price of CVR Energy’s common stock on the New York Stock Exchange over the 30-day trading period from January 4, 2022 to February 15, 2022 is equal to or greater than $60 per share. The amount paid pursuant to the Incentive Award (if any) will be paid following certification of the satisfaction of the foregoing vesting condition, but no later than March 11, 2022.

The Incentive Award will be immediately forfeited and terminated if the foregoing vesting condition is not satisfied, or if at any time, on or prior to December 31, 2021, Mr. Lamp’s employment with CVR Energy is terminated for any or no reason, a change in control occurs, or the Board approves a transaction, which, if consummated, would constitute a change in control. For the avoidance of doubt, Mr. Lamp will not under any circumstance be entitled to receive more than one Incentive Payment and if he becomes entitled to the Incentive Payment under the terms of the Employment Agreement, Mr. Lamp will immediately forfeit any right to payments under the PU Award Agreement.

The foregoing description of the PU Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the PU Award Agreement, a copy of which will be filed with CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2017, and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2017

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ John R. Walter
John R. Walter
Senior Vice President, General Counsel and Secretary